Exhibit 99.1
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Adolph Hunter
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q1 Revenue of $287 Million
     SAN JOSE, Calif.—Apr. 23, 2008—Cadence Design Systems, Inc. (NASDAQ: CDNS) today reported first quarter 2008 revenue of $287 million, compared to revenue of $365 million reported for the same period in 2007. On a GAAP basis, Cadence recognized a net loss of $19 million, or $(0.07) per share on a diluted basis, in the first quarter of 2008, compared to net income of $44 million, or $0.15 per share on a diluted basis, in the same period in 2007.
     In addition to using GAAP results in evaluating Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, certain termination and legal costs, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and credits, losses on extinguishment of debt and equity in losses (income) from investments. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.

     Using this non-GAAP measure, net income in the first quarter of 2008 was $12 million, or $0.04 per share on a diluted basis, as compared to $75 million, or $0.26 per share on a diluted basis, in the same period in 2007.
     “First quarter results met our expectations and we’ll continue to focus on improving our operating performance throughout the year,” said Bill Porter, executive vice president and chief administrative officer.
     The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations completed after Mar. 29, 2008.
Business Outlook
     For the second quarter of 2008, the company expects total revenue in the range of $310 million to $320 million. Second quarter GAAP net income per diluted share is expected to be in the range of $0.02 to $0.04. Diluted earnings per share using the non-GAAP measure defined below are expected to be in the range of $0.13 to $0.15.
     For the full year 2008, the company expects total revenue in the range of $1.490 billion to $1.540 billion. On a GAAP basis, net income per diluted share for fiscal 2008 is expected to be in the range of $0.64 to $0.72. Using the non-GAAP measure defined below, diluted earnings per share for fiscal 2008 are expected to be in the range of $1.14 to $1.22.
     A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to the non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
     Mike Fister, Cadence’s president and CEO, and Bill Porter, executive vice president and chief administrative officer, will host a first quarter 2008 financial results audio webcast today, Apr. 23, 2008, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting Apr. 23, 2008, at 5 p.m. Pacific time and ending at 5 p.m. Pacific time on Apr. 30, 2008. Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence reported 2007 revenues of approximately $1.6 billion, and has approximately 5,100 employees. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
     Cadence is a registered trademark and the Cadence logo is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s first quarter 2008 results, those contained in the Business Outlook section above and the statements by Bill Porter include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence’s control, including, among others: Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or technologies or the failure to successfully integrate those it acquires.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended Dec. 29, 2007.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, certain termination and legal costs, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance payments, restructuring charges and credits (primarily related to excess facilities), losses on extinguishment of debt and equity in losses (income) from investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes it is useful in measuring Cadence’s operations to exclude amortization of intangibles, in-process research and development and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. In addition, management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of the company’s business operations. Management also believes that it is useful to exclude restructuring charges and credits. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past several years. As a result, in 2001, 2002 and 2003, Cadence’s GAAP statements of operations included significant charges relating to such restructurings. Management believes that in measuring the company’s operations it is useful to exclude any such restructuring charges and credits because its level of restructuring activities has significantly decreased. Management also believes it is useful to exclude executive severance costs and certain termination and legal costs as these costs do not occur frequently. Management also believes it is useful to exclude gains or losses and expenses or credits related to its non-qualified deferred compensation plan assets as these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the plan. Finally, management also believes it is useful to exclude the equity in losses (income) from investments, as these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities.
     Management believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
     The following tables reconcile the specific items excluded from GAAP net income (loss) in the calculation of non-GAAP net income for the periods shown below:

Net Income (Loss) Reconciliation	Quarters Ended
	March 29, 2008	March 31, 2007
	(unaudited)
(in thousands)
Net income (loss) on a GAAP basis	$(18,747)	$44,421
Amortization of acquired intangibles	11,491	11,290
Stock-based compensation expense	21,590	27,682
Non-qualified deferred compensation expenses (credits)	(102)	3,157
Restructuring and other charges (credits)	—	(945)
Write-off of acquired in-process technology	600	—
Integration and acquisition-related costs	274	353
Equity in losses from investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income, net	6,394	(2,702)
Income tax effect of non-GAAP adjustments	(9,651)	(7,952)
Net income on a non-GAAP basis	$11,849	$75,304

Diluted Net Income (Loss) per Share Reconciliation
	Quarters Ended
	March 29, 2008	March 31, 2007
	(unaudited)
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$(0.07)	$0.15
Amortization of acquired intangibles	0.04	0.04
Stock-based compensation expense	0.08	0.09
Non-qualified deferred compensation expenses (credits)	—	0.01
Restructuring and other charges (credits)	—	—
Write-off of acquired in-process technology	—	—
Integration and acquisition-related costs	—	—
Equity in losses from investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income, net	0.02	(0.01)
Income tax effect of non-GAAP adjustments	(0.03)	(0.02)
Diluted net income per share on a non-GAAP basis	$0.04	$0.26
Shares used in calculation of diluted net income (loss) per share —GAAP (A)	262,825	293,603
Shares used in calculation of diluted net income per share —non-GAAP (A)	279,400	293,603

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. Losses on extinguishment of debt can be incurred on remaining convertible notes. All of these metrics are important to financial performance generally.
Though Cadence management finds its non-GAAP measure is useful in evaluating the performance of Cadence’s business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations.
Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of performance, and an additional baseline for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its financial results.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 13, 2008, Cadence will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment on Cadence’s business outlook or its financial results or expectations. The Quiet Period will extend until the day when Cadence’s Second Quarter 2008 Earnings Release is published, which is currently scheduled for July 23, 2008.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 29, 2008 and December 29, 2007
(In thousands)
(Unaudited)

	March 29, 2008	December 29, 2007
Current Assets:
Cash and cash equivalents	$825,545	$1,062,920
Short-term investments	11,157	15,193
Receivables, net of allowances of $2,752 and $2,895, respectively	346,321	326,211
Inventories	29,771	31,003
Prepaid expenses and other	97,940	94,236

Total current assets	1,310,734	1,529,563

Property, plant and equipment, net of accumulated depreciation of $633,059 and $624,680, respectively	345,918	339,463
Goodwill	1,315,561	1,310,211
Acquired intangibles, net	124,196	127,072
Installment contract receivables	214,991	238,010
Other assets	326,003	326,831

Total Assets	$3,637,403	$3,871,150

Current Liabilities:
Convertible notes	$230,385	$230,385
Accounts payable and accrued liabilities	220,906	289,934
Current portion of deferred revenue	298,956	265,168

Total current liabilities	750,247	785,487

Long-term Liabilities:
Long-term portion of deferred revenue	135,465	136,655
Convertible notes	500,000	500,000
Other long-term liabilities	357,986	368,942

Total long-term liabilities	993,451	1,005,597

Stockholders’ Equity	1,893,705	2,080,066

Total Liabilities and Stockholders’ Equity	$3,637,403	$3,871,150

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Quarters Ended March 29, 2008 and March 31, 2007
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended
	March 29, 2008	March 31, 2007
Revenue:
Product	$156,193	$237,904
Services	32,196	31,922
Maintenance	98,800	95,359

Total revenue	287,189	365,185

Costs and Expenses:
Cost of product	12,001	15,652
Cost of services	25,193	23,615
Cost of maintenance	14,540	15,123
Marketing and sales	93,034	102,698
Research and development	125,356	117,065
General and administrative	37,708	40,611
Amortization of acquired intangibles	5,760	4,509
Restructuring and other charges (credits)	—	(945)
Write-off of acquired in-process technology	600	—

Total costs and expenses	314,192	318,328

Income (loss) from operations	(27,003)	46,857

Interest expense	(2,995)	(3,460)
Other income, net	5,763	19,530

Income (loss) before provision (benefit) for income taxes	(24,235)	62,927

Provision (benefit) for income taxes	(5,488)	18,506

Net income (loss)	$(18,747)	$44,421

Basic net income (loss) per share	$(0.07)	$0.16

Diluted net income (loss) per share	$(0.07)	$0.15

Weighted average common shares outstanding — basic	262,825	269,660

Weighted average common shares outstanding — diluted	262,825	293,603

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 29, 2008 and March 31, 2007
(In thousands)
(Unaudited)

	Three Months Ended
	March 29,	March 31,
	2008	2007
Cash and Cash Equivalents at Beginning of Period	$1,062,920	$934,342

Cash Flows from Operating Activities:
Net income (loss)	(18,747)	44,421
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	32,982	31,920
Stock-based compensation	21,590	27,682
Equity in loss from investments, net	333	637
Gain on investments, net	(224)	(7,498)
Gain on sale and leaseback of land and buildings	(535)	(11,127)
Write-down of investment securities	5,401	—
Write-off of acquired in-process technology	600	—
Tax benefit from call options	—	1,906
Deferred income taxes	—	191
Proceeds from the sale of receivables, net	15,660	41,434
Provisions (recoveries) for losses (gains) on trade accounts receivable and sales returns	(142)	1,283
Other non-cash items	1,075	3,216
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(20,431)	18,156
Installment contract receivables	23,253	(87,504)
Inventories	1,281	(651)
Prepaid expenses and other	(3,546)	(9,832)
Other assets	(4,344)	(4,346)
Accounts payable and accrued liabilities	(80,931)	(37,729)
Deferred revenue	22,530	6,661
Other long-term liabilities	(14,886)	143

Net cash provided by (used for) operating activities	(19,081)	18,963

Cash Flows from Investing Activities:
Proceeds from sale of short-term investments	—	197
Proceeds from the sale of long-term investments	3,250	4,787
Proceeds from the sale of property, plant and equipment	—	46,500
Purchases of property, plant and equipment	(24,595)	(20,394)
Purchases of software licenses	(375)	—
Investment in venture capital partnerships and equity investments	—	(1,499)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(5,560)	(1,547)

Net cash provided by (used for) investing activities	(27,280)	28,044

Cash Flows from Financing Activities:
Principal payments on term loan	—	(28,000)
Tax benefit from employee stock transactions	95	8,642
Proceeds from issuance of common stock	25,485	111,616
Stock received for payment of employee taxes on vesting of restricted stock	(2,207)	(6,223)
Purchases of treasury stock	(216,236)	(121,455)

Net cash used for financing activities	(192,863)	(35,420)

Effect of exchange rate changes on cash and cash equivalents	1,849	825

Increase (decrease) in cash and cash equivalents	(237,375)	12,412

Cash and Cash Equivalents at End of Period	$825,545	$946,754

Cadence Design Systems, Inc.
As of April 23, 2008
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Quarter ended	Year ended
	June 28, 2008	January 3, 2009
	Forecast	Forecast

Diluted net income per share on a GAAP basis	$0.02 to $0.04	$0.64 to $0.72

Amortization of acquired intangibles	0.04	0.17
Stock-based compensation expense	0.08	0.32
Integration and acquisition-related costs	—	—
Equity in losses from investments, gains and losses on non-qualified deferred compensation plan assets	0.01	0.03
Income tax effect of non-GAAP adjustments	(0.02)	(0.02)

Diluted net income per share on a non-GAAP basis	$0.13 to $0.15	$1.14 to $1.22

Cadence Design Systems, Inc.
As of April 23, 2008
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Quarter ended	Year ended
	June 28, 2008	January 3, 2009
($ in Millions)	Forecast	Forecast

Net income on a GAAP basis	$5 to $11	$169 to $191

Amortization of acquired intangibles	12	44
Stock-based compensation expense	22	85
Integration and acquisition-related costs	—	1
Equity in losses from investments, gains and losses on non-qualified deferred compensation plan assets	1	8
Income tax effect of non-GAAP adjustments	(6)	(4)

Net income on a non-GAAP basis	$34 to $40	$303 to $325

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2006					2007					2008
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1

Americas	51%	48%	54%	60%	54%	48%	52%	41%	50%	49%	40%
Europe	19%	18%	22%	19%	19%	15%	17%	25%	17%	18%	22%
Japan	21%	24%	13%	10%	17%	27%	14%	22%	22%	21%	26%
Asia	9%	10%	11%	11%	10%	10%	17%	12%	11%	12%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2006					2007					2008
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1

Functional Verification	26%	22%	24%	23%	24%	24%	24%	20%	26%	24%	20%
Digital IC Design	20%	26%	19%	26%	24%	26%	29%	27%	27%	27%	27%
Custom IC Design	27%	27%	30%	26%	27%	24%	24%	32%	25%	27%	25%
Design for Manufacturing	8%	8%	8%	6%	7%	7%	7%	6%	6%	6%	6%
System Interconnect	9%	8%	10%	11%	9%	10%	8%	7%	9%	8%	11%
Services & Other	10%	9%	9%	8%	9%	9%	8%	8%	7%	8%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance